UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 23, 2026

EWSB Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-56690	Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

109 West Second Street, Kaukauna, Wisconsin	54130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 766-4646

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 23, 2026, EWSB Bancorp, Inc. (the “Company”) filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland, providing for the authorization of up to 350,000 shares of Series A Junior Non-Voting Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
Pursuant to the Articles Supplementary, any Preferred Stock issued by the Company will have no voting rights and will not be redeemable. Any Preferred Stock, if and when issued, will, for purposes of distribution upon any liquidation, dissolution or winding up, be senior to the common stock of the Company (the “Common Stock”), junior to any series of capital stock expressly stated to be senior to the Preferred Stock, and on parity to any other series of capital stock. Such Preferred Stock, if and when issued, will, in the event of any merger or similar transaction (including any transaction with a credit union) receive the same merger consideration as Common Stock. Any holders of the Preferred Stock, if and when issued, will be entitled to receive non-cumulative cash dividends payable to holders of the Common Stock on the date and in the per share amount such dividends are payable to holders of the Common Stock. Any holders of the Preferred Stock, if and when issued, will be entitled to receive non-cumulative cash dividends payable to holders of the Common Stock on the date and in the per share amount such dividends are payable to holders of the Common Stock.
The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01 Other Events

The Company is considering implementing a private offering of Common Stock. If conducted, the Company anticipates such offering would be made only to stockholders of the Company as of April 1, 2026, that qualify as “accredited investors,” as such term is defined by the Securities and Exchange Commission. Any securities issued in such an offering (1) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and (2) will be offered and sold in reliance upon exemptions from registration under the Securities Act and state securities laws.

This notice does not and will not constitute an offer to sell or the solicitation of an offer to buy the securities described in this Current Report on Form 8-K and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expectations, beliefs, intentions or strategies regarding the future. Some factors that could cause results to differ materially from those projected in the forward-looking statements include matters described in the filings of the Company with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. All forward-looking statements included in this document are based on the information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1	Articles Supplementary relating to the designation of shares of Series A Junior Non-Voting Participating Preferred Stock

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EWSB BANCORP, INC.

DATE: April 24, 2026	By:	/s/ Charles D. Schmalz
Charles D. Schmalz
President and Chief Executive Officer